Verde Appoints Dr. Raymond "Buzz" Powell as Independent Director

VERDE
#TransitionToZero

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Verde Resources Inc. →
Jul 03, 2025, 07:32 ET

ST. LOUIS, July 3, 2025 /PRNewswire/ -- **Verde Resources Inc.** (OTCQB: **VRDR**), an emerging leader in sustainable infrastructure solutions, proudly announces the appointment of Raymond "Buzz" Powell, Ph.D., PE, as an independent member of Verde's board of directors, effective immediately.

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TEST SECTION
NUMBER S-11
Verde Resources

Dr. Buzz Powell (center), flanked by Verde CEO Jack Wong (left) and COO Eric Bava (right), at Verde's S-11 test section on the NCAT Pavement Test Track in Alabama

Dr. Buzz is one of the most highly regarded figures in the U.S. asphalt technology sector, bringing four decades of distinguished civil engineering experience with a focus on pavements and geomaterials. He earned his Ph.D. from Auburn University, where he subsequently served as Research Professor and Associate Director at the **National Center for Asphalt Technology (NCAT).** Throughout his career, Dr. Buzz has achieved significant milestones in both the public and private sectors, making substantial contributions to pavement testing, materials characterization, and innovative asphalt technology.

His early career included twelve years at the Alabama Department of Transportation (ALDOT), where he worked across pavement testing, management, construction oversight, research, and materials characterization. He then spent two years in private consulting, specializing in highway construction quality control and assurance.

"We are extremely grateful to have Dr. Buzz join our board of directors, and we view his appointment as an important validation of both our technology and business plans," said Jack Wong, CEO of Verde Resources. "With a decades-long industry background spanning both public service and the private sector, Buzz's appointment underscores Verde's commitment to pioneering sustainable road construction technologies. His extensive expertise in pavement management and materials characterization as well as his commitment to providing data driven guidance will significantly bolster our efforts in driving forward our carbon-sequestering asphalt solutions."

Dr. Buzz's career at NCAT began in 1999 as its first Test Track Manager. Overseeing eight construction cycles and the application of tens of millions of ESALs (Equivalent Single Axle Loads) to experimental sections, he drove major advancements in asphalt performance analysis using virgin, recycled, and additive-enhanced materials. Rising to Associate Director and Research Professor by 2020, he led critical research in pavement design, materials, and surface characterization, improving safety, durability, and sustainability across the industry. After retiring in 2023, he was named the first Technical Director of the Asphalt Pavement Alliance, where he continues to champion innovation, collaboration, and education. Dr. Buzz's expertise spans public and private sectors, with a legacy of reducing life cycle costs and environmental impact through forward-thinking pavement solutions.

"I am excited to join Verde Resources at this pivotal moment in its development," said Dr. Buzz Powell. "I've seen Verde's proprietary materials in action at NCAT, and I believe they hold great promise for the future of sustainable, eco-friendly road materials. I look forward to utilizing my experience to support Verde's mission of advancing sustainable infrastructure solutions, particularly through the integration of biochar in asphalt technology."

Dr. Buzz's appointment marks a key milestone for Verde as the company strengthens its presence in the sustainable construction sector. His guidance will support the commercialization and industry-wide adoption of Verde's Net Zero road technologies, enhancing resilience and supporting decarbonization in emission-intensive hard infrastructure, all while achieving the lowest possible life cycle costs.

About Verde Resources Inc.:

Verde Resources Inc. (OTCQB: **VRDR**) is an emerging leader in sustainable infrastructure, specializing in innovative and cost-effective solutions to help the industry seamlessly #TransitionToZero™. By integrating proprietary technologies with sustainable practices, Verde is at the forefront of creating low-carbon materials for infrastructure worldwide.

The company is driving transformation in a sector long overdue for change. Its approach reduces greenhouse gas emissions, sequesters carbon dioxide, optimizes the use of native soils and recycled materials, accelerates installation, and improves overall efficiency, all while lowering costs.

A key innovation is Verde's biochar-infused asphalt, which will generate certified carbon removal credits. This process is being independently validated through successful trials at the NCAT Pavement Test Track. Carbon offsetting is a system designed to reduce

global greenhouse gas emissions by allowing countries, companies, or individuals to compensate for their own emissions by purchasing credits from projects that reduce or remove greenhouse gases from the atmosphere.

For more information, please visit **https://www.verderesources.com**

Cautionary Note Regarding Forward Looking Statements

This press release and the statements of the Company's management made in connection therewith "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are "forward-looking statements" for purposes of federal and state securities laws, including statements regarding (i) the anticipated benefits to the Company of Dr. Buzz's appointment to the Company's board of directors and (ii) the Company's expectations and projections regarding future developments, operations and financial conditions. These statements involve significant known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on the Company's current expectations and projections about future events and financial trends that the Company reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release. Although the Company believes the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially and adversely from those projected or assumed in any forward-looking statements.

Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include those contained in the Company's filings with the SEC, which can be accessed **here**.

SOURCE Verde Resources Inc.